UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 2, 2016

CUBESMART

CUBESMART, L.P.

(Exact Name Of Registrant As Specified In Charter)

Maryland (CubeSmart)	001-32324	20-1024732
Delaware (CubeSmart, L.P.)	000-54462	34-1837021
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

5 Old Lancaster Road, Malvern, Pennsylvania 19355

(Address of Principal Executive Offices)

(610) 535-5000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On September 2, 2016, the Company issued a press release announcing its intention to call for redemption all of its 3,100,000 issued and outstanding 7.75% Series A Cumulative Redeemable Preferred Shares (NYSE: CUBE.PRA) (the “Series A Preferred Shares”) on November 2, 2016 (the “Redemption Date"). The Company’s Series A Preferred Shares called for redemption will be redeemed at a redemption price of $25.00 per share, plus accumulated and unpaid dividends up to and including the Redemption Date of $0.17374 per share (or an aggregate payment of $25.17374 per share on the Redemption Date). From and after the Redemption Date, dividends will cease to accrue, and on and after the Redemption Date, the only remaining rights of holders of the Series A Preferred Shares will be to receive payment of the redemption price, plus accumulated and unpaid dividends up to and including the Redemption Date. A copy of the press release announcing the redemption of the Series A Preferred Shares is attached as Exhibit 99.1 hereto.

Item 9.01 Financial Statements and Exhibits

Exhibit Number	Description
99.1	Press Release, dated September 2, 2016.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, each of the registrants has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CUBESMART

Date: September 2, 2016	By:	/s/ Jeffrey P. Foster
Name: Jeffrey P. Foster
Title: Senior Vice President, Chief Legal Officer & Secretary

CUBESMART, L.P.

	By:	CubeSmart, its general partner
Date: September 2, 2016	By:	/s/ Jeffrey P. Foster
Name: Jeffrey P. Foster
Title: Senior Vice President, Chief Legal Officer & Secretary

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release, dated September 2, 2016.